Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the RBC 2010 Capital Markets'
Financial Institutions Conference

CHICAGO, April 29, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will participate in the RBC 2010 Capital Markets’ Financial Institutions Conference in Boston on May 3 – May 4, 2010. Management is scheduled to present as part of a panel discussion titled “Taking Market Share and Managing Risk in the Upper Midwest” on May 3, 2010, at 11:30 a.m. Eastern Time.

A live webcast of the presentation will be available at the following address: http://www.wsw.com/webcast/rbc117/rbc_panel3/.  Investors may also access the webcast of the presentation at the company’s website at www.theprivatebank.com during the conference and for 30 days following the conference.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve.   As of March 31, 2010, the Company had 34 offices in 10 states and $12.8 billion in assets.  Our website is www.theprivatebank.com.